Exhibit 99.1

Graymark Healthcare Reports Full Year 2011 Financial Results

OKLAHOMA CITY, OK – March 29, 2012–Graymark Healthcare, Inc. (NASDAQ: GRMH), the nation’s second largest provider of diagnostic sleep services and an innovator in comprehensive care for obstructive sleep apnea (OSA), reported financial results for the full year ended December 31, 2011.

2011 vs. 2010 Overview

	Diagnostic Sleep Services
	Q1	Q2	Q3	Q4	Total
Net Revenues ($ in thousands)
2011	2,958	3,143	3,287	3,169	12,557
2010	4,087	4,109	3,530	3,238	14,964
Increase (Decrease)	(1,129)	(966)	(243)	(69)	(2,407)
% Increase (Decrease)	-27.6%	-23.5%	-6.9%	-2.1%	-16.1%

Sleep Study Volumes
2011	3,515	4,005	4,245	4,101	15,866
2010	4,083	4,358	4,060	3,754	16,255
Increase (Decrease)	(568)	(353)	185	347	(389)
% Increase (Decrease)	-13.9%	-8.1%	4.6%	9.2%	-2.4%

	Sleep Studies by Facility Type #
	2011
	Q1	Q2	Q3	Q4	Total
Free Standing Facility	2,447	2,467	2,478	2,337	9,729
Hospital Based	1,068	1,538	1,767	1,764	6,137

Total	3,515	4,005	4,245	4,101	15,866

% Free Standing Facility	69.6%	61.6%	58.4%	57.0%	61.3%
% Hospital Based	30.4%	38.4%	41.6%	43.0%	38.7%

	100.0%	100.0%	100.0%	100.0%	100.0%

	2010
	Q1	Q2	Q3	Q4	Total
Free Standing Facility	3,035	3,092	3,061	2,727	11,915
Hospital Based	1,048	1,266	999	1,027	4,340

Total	4,083	4,358	4,060	3,754	16,255

% Free Standing Facility	74.3%	70.9%	75.4%	72.6%	73.3%
% Hospital Based	25.7%	29.1%	24.6%	27.4%	26.7%

	100.0%	100.0%	100.0%	100.0%	100.0%

Full Year 2011 Financial Results

Net revenues in 2011 were $17.5 million, decreasing 15% from $20.5 million in 2010 (as adjusted for the discontinued operations including the company’s retail pharmacy business and the sale of Nocturna East Sleep Centers).

Net revenues from Graymark’s diagnostic sleep services were $12.6 million, decreasing 16% from $15.0 million in 2010.

The decrease was primarily the result of decreased reimbursement driven by a shift from out-of-network to in-network reimbursements beginning in the third quarter of 2010, an increase in the percentage of sleep studies performed at hospital-based locations, and the closing of unprofitable free-standing facilities partially offset by increased revenues from the company’s newly added hospital-based management locations.

	Product Sales
	Q1	Q2	Q3	Q4	Total
Net Revenues ($ in thousands)
2011	1,246	1,266	1,196	1,245	4,953
2010	1,239	1,417	1,345	1,556	5,557
Increase (Decrease)	7	(151)	(149)	(311)	(604)
% Increase (Decrease)	0.6%	-10.7%	-11.1%	-20.0%	-10.9%

Set Up Volumes
2011	684	683	694	610	2,671
2010	620	744	807	860	3,031
Increase (Decrease)	64	(61)	(113)	(250)	(360)
% Increase (Decrease)	10.3%	-8.2%	-14.0%	-29.1%	-11.9%

Conversion Rates
2011	19.5%	17.1%	16.3%	14.9%	16.8%
2010	15.2%	17.1%	19.9%	22.9%	18.6%

Re-Supply Shipment Volumes
2011	2,380	2,730	3,575	4,389	13,074
2010	1,084	1,366	1,745	2,220	6,415
Increase (Decrease)	1,296	1,364	1,830	2,169	6,659
% Increase (Decrease)	119.6%	99.9%	104.9%	97.7%	103.8%

Net revenues from Graymark’s product sales were $5.0million, decreasing 11% from $5.6 million in 2010. The decrease was due to lower conversion rates of sleep studies to CPAP set-ups along with a decline in reimbursement levels, partially offset by an increase in the company’s re-supply revenue. In addition to the company’s customary quarterly shipments, during the third quarter the company initiated monthly shipments, where permitted by payers, resulting in lower average revenues per shipment as monthly shipments are significantly smaller in dollar amount.

	SG&A Expenses ($ in thousands)
	Q1	Q2	Q3	Q4	Total
2011	3,589	3,134	3,316	3,704	13,743
2010	4,497	3,648	3,746	3,930	15,821
Increase (Decrease)	(908)	(514)	(430)	(226)	(2,078)
% Increase (Decrease)	-20.2%	-14.1%	-11.5%	-5.8%	-13.1%

Selling, general and administrative expenses decreased $2.1 million or 13% to $13.7 million, compared to $15.8 million in 2010. This decrease was primarily due to staff reductions related to the centralization of billing and scheduling functions, reductions of executive staff, right-sizing of operating facilities, including renegotiations of facility leases and the consolidation of unprofitable locations.

	Bad Debt Expense ($ in thousands)
	Q1	Q2	Q3	Q4	Total
2011	118	123	387	268	896
2010	238	542	375	648	1,803
Increase (Decrease)	(120)	(419)	12	(380)	(907)
% Increase (Decrease)	-50.4%	-77.3%	3.2%	-58.6%	-50.3%

Bad debt expense decreased 50% to $0.9 million from $1.8 million in 2010. This decrease is the result of the centralization of billing and collections functions and the increased focus on collections of old balances.

Loss from continuing operations, net of taxes, was $6.4 million in 2011, compared to a loss from continuing operations of $15.7 million in 2010 including $8.8 million of impairment write downs. Net loss attributable to Graymark was $5.9million or $(0.51) per share in 2011, compared to a net loss of $19.1million or $(2.64) per share in 2010.

Adjusted EBITDA from continuing operations in 2011 was a loss of $3.7 million, compared to a loss of $3.8million in 2010 (see “Reconciliation of Non-GAAP Financial Measures” below for the definition and an important discussion of this non-GAAP financial measure).

At December 31, 2011, cash and cash equivalents totaled $4.9 million, compared to $639,000 at December 31, 2010. It should also be noted the cash balances do not reflect monies held in an escrow account related to the sale of our retail pharmacy business in the amounts of $1.0 million and $2.0 million in 2011 and 2010 respectively. The company received $1.0 million of these monies in December 2011 and is scheduled to receive $1.0 million in June 2012.

At December 31, 2011 current assets totaled $9.8 million as compared to $7.6 million at December 31, 2010 and current liabilities totaled $22.8 million compared to $28.1 million in 2010. Working capital was a $13.0 million deficit at December 31, 2011 compared to a $20.5 million deficit at December 31, 2010.

This release reflects the classification of the Arvest credit facility as a current liability consistent with our presentation as of December 31, 2010. The company is currently negotiating an amendment to the Amended and Restated Loan Agreement with Arvest. The proposed amendment would, among other things, have the effect of granting a waiver of the debt service coverage ratio until March 31, 2013. The currently proposed amendment would allow Graymark to classify approximately $17.0 million of the Arvest credit facility as long term debt. While Graymark believes that the proposed amendment will be finalized and approved by Arvest in the next week, there can be no assurances that Graymark and Arvest will be able to enter into an acceptable amendment in that timeframe or at all.

As of December 31, 2011, our total debt was $19.3 million, compared to $23.2 million at December 31, 2010.

Management Commentary

“2011 was an important year of right-sizing the expense structure of Graymark Healthcare as we saved $3.0 million in SG&A and bad debt expense since the beginning of 2011,” said Stanton Nelson, CEO of Graymark Healthcare. “A major project included within this initiative was the centralization of our verification of benefits and scheduling process. This initiative has already helped improve our volume of sleeps studies performed as we realized a 7% increase in the second half of 2011.

“As we advance through 2012, our focus continues to be increasing the number of sleep studies performed at each of our locations and increasing our conversion percentage related to CPAP equipment sales and ultimately to re-supply revenue. In fact, we estimate our sleep study volume will be up approximately 20% in the first quarter of 2012 compared to the first quarter of 2011. We also expect to further penetrate both the Atlanta and Dallas-Fort Worth markets. We anticipate opening four to six additional locations in the Atlanta and Dallas Fort Worth markets to better serve our referring physicians and their patients. Our team has great confidence that the sleep management market is ripe for consolidation and Graymark is best situated to gain significant market share.”

Graymark Healthcare, Inc.
Reconciliation of Net Income to EBITDA From Continuing Operations
and Adjusted EBITDA From Continuing Operations
Years Ended December 31, 2011 and 2010

	2011	2010
Net Loss	$(6,126,489)	$(19,289,519)
(Income) Loss Discontinued Operations	(291,155)	3,579,937

Loss From Continuing Operations, net of taxes	(6,417,644)	(15,709,582)

EBITDA addbacks:
Interest	1,268,219	1,223,334
Taxes	13,992	118,000
Depreciation and amortization	1,110,735	1,278,594

Total EBITDA addbacks	2,392,946	2,619,928

EBITDA From Continuing Operations	(4,024,698)	(13,089,654)

Other Significant Non-Cash Items Continuing Operations
Impairment of Goodwill and Intangible Assets		7,874,886
Impairment of Property and Equipment		762,224
Impairment of equity investment		200,000
Stock Option Compensation Expense	347,038	479,303

Total Other Significant Non-Cash Items Continuing Operations	347,038	9,316,413

Adjusted EBITDA From Continuing Operations	$(3,677,660)	$(3,773,241)

Reconciliation of Non-GAAP Financial Measures

Graymark is providing EBITDA from continuing operations information, which is defined as net income from continuing operations plus interest, income taxes, depreciation and amortization expenses, and adjusted EBITDA from continuing operations which is defined as EBITDA from continuing operations plus impairment of goodwill and intangible assets, property and equipment and equity investment, as well as stock-based compensation expense, as a complement to GAAP results. EBITDA and adjusted EBITDA are commonly used by management and investors as a measure of leverage capacity, debt service ability and liquidity. EBITDA and adjusted EBITDA are not considered measures of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing the company’s financial performance. EBITDA and adjusted EBITDA should not be considered in isolation or as an alternative to, or superior to, such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities, or other financial statement data presented in the company’s consolidated financial statements as an indicator of financial performance or liquidity. Reconciliations of non-GAAP financial measures are provided in this news release in the accompanying tables. Since EBITDA and adjusted EBITDA are not measures determined in accordance with GAAP and is susceptible to varying calculations, EBITDA and adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies.

Conference Call

The company will host a conference call to discuss its full year 2011 financial results today (March 29, 2012) at 4:30 p.m.Eastern time.

Dial-In Number: 1-888-846-5003

International: 1-480-629-9856

Conference ID#: 4526724

The conference call will be broadcast live at http://viavid.net/dce.aspx?sid=00009543and available for replay via the investors section of the company’s website at www.graymarkhealthcare.com

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available on the same day after 7:30 p.m. Eastern time on the same day and until April 29, 2012.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay pin number: 4526724

About Graymark Healthcare

Headquartered in Oklahoma City, Okla., Graymark Healthcare, Inc. (NASDAQ: GRMH - News) is the nation’s second largest provider of sleep management solutions. In addition to diagnosing and treating over 80 sleep disorders, the company specializes in comprehensive care for Obstructive Sleep Apnea (OSA). Graymark offers its services through 101 sleep laboratories primarily in the Midwest, including standalone or IDTF facilities, therapy facilities, rural outreach hospital sites and urban hospital management agreements. For more information, visit www.graymarkhealthcare.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements that are based on the company’s current expectations, forecasts and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the company’s expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the company, including, without limitation, the current economic climate, the ability of the company to consummate an acceptable amendment to its Arvest credit facility and other risks and uncertainties, including those enumerated and described in the company’s filings with the Securities and Exchange Commission, which filings are available on the SEC’s website at www.sec.gov. Unless otherwise required by law, the company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Graymark Healthcare, Inc.

Stanton Nelson

Chairman and CEO

Tel 1-405-601-5300

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

GRMH@liolios.com

GRAYMARK HEALTHCARE, INC.

Consolidated Balance Sheets

As of December 31, 2011 and 2010

	2011	2010
ASSETS
Cash and cash equivalents	$4,915,032	$639,655
Accounts receivable, net of allowances for contractual adjustments and doubtful accounts of $3,100,612 and $2,791,906, respectively	3,095,447	2,597,848
Inventories	427,039	553,342
Current assets from discontinued operations	1,059,023	3,349,567
Other current assets	274,049	438,315

Total current assets	9,770,590	7,578,727

Property and equipment, net	2,935,992	3,642,847
Intangible assets, net	1,214,633	1,313,756
Goodwill	13,729,571	12,844,223
Other assets from discontinued operations	54,255	2,579,410
Other assets	280,289	733,589

Total assets	$27,985,330	$28,692,552

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable	$782,367	$909,983
Accrued liabilities	2,262,096	2,263,907
Current portion of long-term debt	19,068,131	22,768,781
Current liabilities from discontinued operations	723,274	2,140,602

Total current liabilities	22,835,868	28,083,273

Long-term debt, net of current portion	207,157	436,850
Other liabilities	117,282	—

Total liabilities	23,160,307	28,520,123
Equity:
Graymark Healthcare shareholders’ equity:
Preferred stock $0.0001 par value, 10,000,000 authorized; no shares issued and outstanding	—	—
Common stock $0.0001 par value, 500,000,000 shares authorized; 15,070,634 and 7,238,403 issued and outstanding, respectively	1,507	724
Paid-in capital	40,080,923	29,521,558
Accumulated deficit	(35,113,386)	(29,218,977)

Total Graymark Healthcare shareholders’ equity	4,969,044	303,305
Non-controlling interest	(144,021)	(130,876)

Total equity	4,825,023	172,429

Total liabilities and shareholders’ equity	$27,985,330	$28,692,552

GRAYMARK HEALTHCARE, INC.

Consolidated Statements of Operations

For the Years Ended December 31, 2011 and 2010

	2011	2010
Net Revenues:
Services	$12,556,630	$14,963,916
Product sales	4,953,164	5,557,455

	17,509,794	20,521,371

Cost of Services and Sales:
Cost of services	5,137,027	5,515,380
Cost of sales	1,743,117	1,628,686

	6,880,144	7,144,066

Gross Margin	10,629,650	13,377,305

Operating Expenses:
Selling, general and administrative	13,743,820	15,821,701
Bad debt expense	895,863	1,803,100
Impairment of goodwill and intangible assets	—	7,874,886
Impairment of property and equipment	—	762,224
Depreciation and amortization	1,110,735	1,278,594

	15,750,418	27,540,505

Other (Expense):
Interest expense, net	(1,268,219)	(1,223,334)
Other expense	(14,665)	(5,048)
Impairment of equity investment	—	(200,000)

Net other (expense)	(1,282,884)	(1,428,382)

Income (loss) from continuing operations, before taxes	(6,403,652)	(15,591,582)
Provision for income taxes	(13,992)	(118,000)

Income (loss) from continuing operations, net of taxes	(6,417,644)	(15,709,582)
Income (loss) from discontinued operations, net of taxes	291,155	(3,579,937)

Net income (loss)	(6,126,489)	(19,289,519)
Less: Net income (loss) attributable to non-controlling interests	(232,080)	(153,513)

Net income (loss) attributable to Graymark Healthcare	$(5,894,409)	$(19,136,006)

Earnings per common share (basic and diluted):
Net income (loss) from continuing operations	$(0.54)	$(2.15)
Income from discontinued operations	0.03	(0.49)

Net income (loss) per share	$(0.51)	$(2.64)

Weighted average number of common shares outstanding	11,526,447	7,247,826

Weighted average number of diluted shares outstanding	11,526,447	7,247,826